Report of Independent Registered
Public Accounting Firm

To the Board of Trustees and
Shareholders of Frank Russell
Investment Company

In planning and performing
our audit of the financial statements
of Frank Russell Investment
Company (the Fund) for the year
ended October 31, 2004, we
considered its internal control,
including control activities
for safeguarding securities,
in order to determine our
auditing procedures for the purpose
of expressing our opinion
on the financial statements and to
comply with the requirements
of Form N-SAR, not to provide
assurance on internal control.

The management of the Fund
is responsible for establishing
and maintaining internal
control.  In fulfilling this
responsibility, estimates
and judgments by management are
required to assess the
expected benefits and related costs
of controls.  Generally,
controls that are relevant to an
audit pertain to the entitys
objective of preparing financial
statements for external
purposes that are fairly presented
in conformity with generally
accepted accounting principles.
Those controls include the
safeguarding of assets against
unauthorized acquisition,
use or disposition.

Because of inherent limitations
in internal control, errors
or fraud may occur and not
be detected.  Also, projection
of any evaluation of internal
control to future periods is
subject to the risk that
controls may become inadequate
because of changes in
conditions or that the effectiveness
of their design and
operation may deteriorate.

Our consideration of
internal control would
not necessarily
disclose all matters
in internal control that might be
material weaknesses under
standards established by the
Public Company Accounting
Oversight Board (United States).
A material weakness, for
purposes of this report,
is a condition
in which the design or
operation of one or more of the
internal control components
does not reduce to a
relatively low level the
risk that misstatements
caused by error or fraud
in amounts that would be
material in relation to
the financial statements
being audited may occur
and not be detected within
a timely period by
employees in the normal course
of performing their
assigned functions.  However,
we noted no matters
involving internal control
and its operation,
including controls for
safeguarding securities,
that we consider
to be material weaknesses
as defined above
as of October 31, 2004.

This report is intended solely for
the information and use of the Board
of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




Seattle, Washington
December 22, 2004